As filed with the Securities and Exchange Commission on September 24, 1997
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

       Banknorth Group, Inc.                  Banknorth Capital Trust I
   (Exact name of registrant as              (Exact name of registrant as
     specified in its charter)                 specified in its charter)
              Delaware                                 Delaware
      (State of incorporation)                 (State of incorporation)

             _________                               ___________
    (Primary Standard Industrial            (Primary Standard Industrial)
    Classification Code Number)               Classification Code Number
             03-0321189                              (Applied for)
(I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)

                               300 Financial Plaza
                            Burlington, Vermont 05401
                                 (802) 658-9959
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                   ----------

       Thomas J. Pruitt                            Thomas J. Pruitt
  Executive Vice President                     Administrative Trustee
 and Chief Financial Officer                   Banknorth Capital Trust I
    Banknorth Group, Inc.                         300 Financial Plaza
     300 Financial Plaza                       Burlington, Vermont 05401
  Burlington, Vermont 05401                          (802) 658-9959
        (802) 658-9959

               (Address, including zip code, and telephone number,
                   including area code, of agents for service)

                                   ----------

                                   Copies to:
                            Edward F. Petrosky, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                            New York, New York 10048

         Approximate date of commencement of proposed sale of the securities to the public. As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                                                   Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                             Amount       Proposed Maximum    Proposed Maximum       Amount of
        Title of Each Class of Securities                     to be        Offering Price         Aggregate        Registration
                to be Registered                           Registered       Per Unit (1)     Offering Price (1)         Fee
--------------------------------------------------------------------------------------------------------------------------------
10.52% Capital Securities, Series B, of Banknorth Capital  $30,000,000          100%             $30,000,000          $9,091
Trust I
--------------------------------------------------------------------------------------------------------------------------------
10.52% Junior Subordinated Deferrable Interest Debentures,
Series B, of Banknorth Group, Inc. (2)
--------------------------------------------------------------------------------------------------------------------------------
Series B Capital Securities Guarantee of Banknorth Group,
Inc. (3)
--------------------------------------------------------------------------------------------------------------------------------
Total (4)                                                  $30,000,000(5)       100%             $30,000,000          $9,091
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the 10.52% Junior Subordinated Deferrable Interest Debentures, Series B, of Banknorth Group, Inc. distributed upon any liquidation of Banknorth Capital Trust I.

(3) No separate consideration will be received for the Series B Capital Securities Guarantee of Banknorth Group, Inc.

(4) This Registration Statement is deemed to cover rights of holders of 10.52% Junior Subordinated Deferrable Interest Debentures, Series B, under the Indenture, the rights of holders of 10.52% Capital Securities, Series B, under the Trust Agreement and under the Series B Capital Securities Guarantee and certain backup undertakings as described herein.

(5) Such amount represents the liquidation amount of 10.52% Capital Securities, Series B, to be exchanged hereunder and under the principal amount of 10.52% Junior Subordinated Deferrable Interest Debentures, Series B, that may be distributed to holders of such Capital Securities upon any liquidation of Banknorth Capital Trust I.

                                   ----------

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text follows.)

Information contained herein is subject to completion or amendment. A Registration Statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospective Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1997

                                   PROSPECTUS
                            BANKNORTH CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS

                       10.52% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING

                       10.52% CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                              BANKNORTH GROUP, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON _________, 1997, UNLESS EXTENDED.

Banknorth Capital Trust I, a trust formed under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to and including $30,000,000 aggregate Liquidation Amount of its 10.52% Capital Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 10.52% Capital Securities, Series A (the "Original Capital Securities"), of which $30,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Banknorth Group, Inc., a Delaware corporation (the "Corporation" or "Banknorth"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the "Exchange Guarantee") for a like guarantee in respect of the Original Capital Securities (the "Original Guarantee") and (ii) its 10.52% Junior Subordinated Deferrable Interest Debentures due May 1, 2027, Series B (the "Exchange Junior Subordinated

                                                        (Continued on next page)

This Prospectus and the Letter of Transmittal are first mailed to all holders of Original Capital Securities on or about ____________, 1997.

See "Risk Factors" beginning on page    for certain information that should be
considered by holders in deciding whether to tender Original Capital Securities in the Exchange Offer.

       THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS
         OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                  CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September __, 1997.

(Continued from the previous page)

Debentures") for its 10.52% Junior Deferrable Interest Debentures due May 1, 2027, Series A (the "Original Junior Subordinated Debentures"), in an aggregate principal amount corresponding to the aggregate Liquidation Amount of Original Capital Securities accepted for exchange, which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon.
See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement, dated as of May 1, 1997 (the "Registration Rights Agreement"), among the Corporation, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

         The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Exchange Junior Subordinated Debentures will mature on May 1, 2027 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities".

         As used herein, (i) the "Indenture" means the Indenture, dated as of May 1, 1997, as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures and (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of May 1, 1997, among the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, (i)"Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange

Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

         Holders of the Exchange Capital Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from May 1, 1997 (to the extent that the Original Capital Securities are accepted for exchange on or prior to October 15, 1997) or November 1, 1997 (to the extent that the Original Capital Securities are accepted for exchange after October 15, 1997), payable semi-annually in arrears on May 1 and November l of each year, commencing November 1, 1997 or May 1, 1998, as the case may be, at the annual rate of 10.52% of the Liquidation Amount of $1,000 per Exchange Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date (as defined herein) and may not extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities also will be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Exchange Junior Subordinated Debentures.

         During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Exchange Capital Securities are entitled will continue to accumulate) at the rate of 10.52% per annum, compounded semi-annually, and holders of Trust Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities-Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount." Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 10.52% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

         Through the Guarantee, the guarantee of the Corporation relating to the Common Securities (the "Common Guarantee"), the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Exchange Capital Securities and Common Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Exchange Guarantee, the Common Guarantee and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities-Description of Exchange Junior Subordinated Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated
Debentures: Limitation on Source of Funds."

         The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to May 1, 2007 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

         Subject to the Corporation having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 105.260% of the principal amount thereof on the Initial Optional Redemption Date, declining ratably on each May 1 thereafter to 100% on or after May 1, 2017 or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount (as defined herein). The "Make-Whole Amount" shall be equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums (as defined herein), if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         The Corporation has the right at any time to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Exchange Capital Securities and (ii) any required regulatory approvals. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

         THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                                   ----------

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff') of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters,
(ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 90th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to The First National Bank of Chicago (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that (i) makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or upon the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion in the Nasdaq Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("Nasdaq").

         Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on _____, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange on or prior to October 15, 1997 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including May 1, 1997. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Corporation's common stock is traded on the Nasdaq National Market. Such reports, proxy statements and other information concerning the Corporation also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in activities necessary, advisable or incidental thereto. See "Banknorth Capital Trust I," "Description of Exchange Securities-Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities--Description of Exchange Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

         1. The Corporation's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1996;

         2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

         3.       The Corporation's Current Report on Form 8-K filed on April
                  14, 1997.

         All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

         This Prospectus incorporates documents by reference that are not presented herein or delivered herewith. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to: Banknorth Group, Inc., 300 Financial Plaza, P.O. Box 5420, Burlington, Vermont 05401, Attention: Neal E. Robinson (telephone
(802) 658-2492).

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to and this summary is qualified in its entirety by, the more detailed information and financial statements including the notes thereto contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                              Banknorth Group, Inc.

         The Corporation is a multi-bank holding company organized as a Delaware corporation in 1989 as the result of the merger of two Vermont-based bank holding companies. The Corporation is the sole owner of five Vermont banks; namely, First Vermont Bank and Trust Company, Franklin Lamoille Bank, The Howard Bank, N.A., Granite Savings Bank and Trust Company and Woodstock National Bank; one Vermont limited charter bank, The Stratevest Group, N.A., a consolidated trust subsidiary; one New Hampshire holding company; namely, North American Bank Corporation and its sole subsidiary, Farmington National Bank; and one Massachusetts bank; First Massachusetts Bank, N.A. The Corporation is also the sole owner of North Group Realty, Inc., which owns real estate utilized in the operation of the Corporation.

         Acquisitions have been, and continue to be, an important part of the expansion of the Corporation's business. On February 16, 1996, the Corporation completed the purchase of thirteen banking offices from Shawmut Bank, N.A. A new subsidiary, First Massachusetts Bank, N.A., with principal offices in Worcester, Massachusetts, was organized to own and operate the acquired offices. In addition, on October 14, 1994, the Corporation acquired North American Bank Corporation and its sole subsidiary, Farmington National Bank. The acquisition, which was accounted for as a purchase, was the first for the Corporation in the state of New Hampshire.

         The Corporation engages in discussions concerning potential acquisitions from time to time, but currently has no commitments, agreements or understandings to acquire any additional financial institutions. The Corporation expects to continue to take advantage of the consolidation of the financial services industry by further developing its community bank franchise within its own and contiguous market areas.

         The Corporation's banking subsidiaries (the "Banks") offer a full range of loan, deposit, investment products and trust services designed to meet the financial needs of individual consumers, businesses and municipalities. Mortgage banking services are also offered through Banknorth Mortgage Company, a wholly-owned subsidiary of First Vermont Bank and Trust Company. These services are currently offered throughout the states of Vermont, Massachusetts and New Hampshire through a network of 58 banking offices.

     The Corporation's network of community Banks is committed to providing superior, efficient and personalized service to customers in chosen market areas. To that end, operating efficiencies are achieved through the centralization of all major support functions at the parent company level. The Corporation's community banking management structure allows each Bank's local management team and board of directors to focus on such Bank's customers and to set its own loan and deposit prices in light of local competition and other market factors.

     The Corporation believes that local business and community focus, knowledge of customers and their needs, the provision of a broad array of financial services and products, together with decentralized decision making at the branch and community level, enables the Corporation to effectively compete in its chosen markets.

     Based on total assets as of December 31, 1996, the Corporation is the largest bank holding company headquartered in Vermont. At December 31, 1996, the Corporation had total assets, deposits and shareholders' equity of $2.6 billion, $2.1 billion and $206.7 million, respectively. In December 1996, the Corporation and its subsidiaries employed 1,108 on a full-time equivalent basis.

     The principal executive office of the Corporation is located at 300 Financial Plaza, Burlington, Vermont 05401, and its telephone number is (802) 658-9959.

                            Banknorth Capital Trust I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 9, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees, who are officers or other employees of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (ii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures are and will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation. The principal executive office of the Trust is c/o Banknorth Group, Inc., 300 Financial Plaza, Burlington, Vermont 05401.

                               The Exchange Offer

The Exchange Offer......................... Up to and including $30,000,000 aggregate Liquidation Amount of
                                            Exchange Capital Securities are
                                            being offered in exchange for a like
                                            aggregate Liquidation Amount of
                                            Original Capital Securities.
                                            Original Capital Securities may be
                                            tendered for exchange in whole or in
                                            part in a Liquidation Amount of
                                            $100,000 (100 Capital Securities) or
                                            any integral  multiple of $1,000
                                            (one Capital  Security) in excess
                                            thereof. The Corporation and the
                                            Trust are making the Exchange Offer
                                            in order to satisfy their
                                            obligations under the Registration
                                            Rights Agreement relating to the
                                            Original Capital Securities. For a
                                            description of the procedures for
                                            tendering Original Capital
                                            Securities, see "The Exchange
                                            Offer--Procedures for Tendering
                                            Original Capital  Securities."

Expiration Date............................ 5:00 p.m., New York City time, on
                                            ____, 1997 unless the Exchange Offer
                                            is extended by the Corporation and
                                            the

                                            Trust (in which case the Expiration
                                            Date will be the latest date and
                                            time to which the Exchange Offer is
                                            extended). See "The Exchange
                                            Offer--Terms of the Exchange Offer."

Conditions to
the Exchange Offer......................... The Exchange Offer is subject to certain conditions, which may be
                                            waived by the Corporation and the
                                            Trust in their sole discretion. The
                                            Exchange Offer is not conditioned
                                            upon any minimum Liquidation Amount
                                            of Original Capital Securities being
                                            tendered. See "The Exchange
                                            Offer--Conditions to the Exchange
                                            Offer."

Terms of the Exchange Offer................ The Corporation and the Trust
                                            reserve the right in their sole and
                                            absolute discretion, subject to
                                            applicable law, at any time and from
                                            time to time, (i) to delay the
                                            acceptance of the Original Capital
                                            Securities, (ii) to terminate the
                                            Exchange Offer if certain specified
                                            conditions have not been satisfied,
                                            (iii) to extend the Expiration Date
                                            of the Exchange Offer and retain all
                                            Original Capital Securities tendered
                                            pursuant to the Exchange Offer,
                                            subject, however, to the right of
                                            holders of Original Capital
                                            Securities to withdraw their
                                            tendered Original Capital
                                            Securities, or (iv) to waive any
                                            condition or otherwise amend the
                                            terms of the Exchange Offer in any
                                            respect. See "The Exchange
                                            Offer--Terms of the Exchange Offer."

Withdrawal Rights.......................... Tenders of Original Capital
                                            Securities may be withdrawn at any
                                            time on or prior to the Expiration
                                            Date by delivering a written notice
                                            of such withdrawal to the Exchange
                                            Agent in conformity with certain
                                            procedures as set forth herein under
                                            "The Exchange Offer--Withdrawal
                                            Rights."

Procedures for Tendering
Original Capital Securities................ Certain brokers, dealers, commercial banks, trust companies and other
                                            nominees who hold Original Capital
                                            Securities through The Depository
                                            Trust Company ("DTC") must effect
                                            tenders by book entry transfer
                                            through DTC's Automated Tender Offer
                                            Program ("ATOP'). Beneficial owners
                                            of Original Capital Securities
                                            registered in the name of a broker,
                                            dealer, commercial bank, trust
                                            company or other nominee are urged
                                            to contact such person promptly if
                                            they wish to tender Original Capital
                                            Securities pursuant to the Exchange
                                            Offer. Tendering holders of Original
                                            Capital Securities that do not use
                                            ATOP must complete and sign a Letter
                                            of Transmittal in accordance with
                                            the instructions contained therein
                                            and forward the same by mail,
                                            facsimile transmission or hand
                                            delivery, together with any other
                                            required documents, to the Exchange

                                            Agent, either with the certificates
                                            of the Original Capital Securities
                                            to be tendered or in compliance with
                                            the specified procedures for
                                            guaranteed delivery of Original
                                            Capital Securities. Tendering
                                            holders of Original Capital
                                            Securities that use ATOP will, by so
                                            doing, acknowledge that they are
                                            bound by the terms of the Letter of
                                            Transmittal. See "The Exchange
                                            Offer--Procedures for Tendering
                                            Original Capital Securities."

                                            Letters of Transmittal and
                                            certificates representing Original
                                            Capital Securities should not be
                                            sent to the Corporation or the
                                            Trust. Such documents should only be
                                            sent to the Exchange Agent.

Resales of Exchange
Capital Securities......................... The Corporation and the Trust are
                                            making the Exchange Offer in
                                            reliance on the position of the
                                            Staff of the Commission as set forth
                                            in certain interpretive letters
                                            addressed to third parties in other
                                            transactions. However, neither the
                                            Corporation nor the Trust has sought
                                            its own interpretive letter and
                                            there can be no assurance that the
                                            Staff of the Commission would make a
                                            similar determination with respect
                                            to the Exchange Offer as it has in
                                            such interpretive letters to third
                                            parties. Based on these
                                            interpretations by the Staff of the
                                            Commission, and subject to the two
                                            immediately following sentences, the
                                            Corporation and the Trust believe
                                            that Exchange Capital Securities
                                            issued pursuant to this Exchange
                                            Offer in exchange for Original
                                            Capital Securities may be offered
                                            for resale, resold and otherwise
                                            transferred by a holder thereof
                                            (other than a holder who is a
                                            broker-dealer) without further
                                            compliance with the registration and
                                            prospectus delivery requirements of
                                            the Securities Act, provided that
                                            such Exchange Capital Securities are
                                            acquired in the ordinary course of
                                            such holder's business and that such
                                            holder is not participating, and has
                                            no arrangement or understanding with
                                            any person to participate, in a
                                            distribution (within the meaning of
                                            the Securities Act) of such Exchange
                                            Capital Securities. However, any
                                            holder of Original Capital
                                            Securities who is an "affiliate" of
                                            the Corporation or the Trust or who
                                            intends to participate in the
                                            Exchange Offer for the purpose of
                                            distributing the Exchange Capital
                                            Securities, or any broker-dealer who
                                            purchased the Original Capital
                                            Securities from the Trust for resale
                                            pursuant to Rule 144A or any other
                                            available exemption under the
                                            Securities Act, (i) will not be able
                                            to rely on the interpretations of
                                            the Staff of the Commission set
                                            forth in the above-mentioned
                                            interpretive
                                            letters, (ii) will not be permitted
                                            or entitled to tender such Original
                                            Capital Securities in the Exchange
                                            Offer and (iii) must comply with the
                                            registration and prospectus delivery
                                            requirements of the Securities Act
                                            in connection with any sale or other
                                            transfer of such Original Capital
                                            Securities unless such sale is made
                                            pursuant to an exemption from such
                                            requirements. In addition, as
                                            described herein, if any
                                            broker-dealer holds Original Capital
                                            Securities acquired for its own
                                            account as a result of market-making
                                            or other trading activities and
                                            exchanges such Original Capital
                                            Securities for Exchange Capital
                                            Securities, then such broker-dealer
                                            must deliver a prospectus meeting
                                            the requirements of the Securities
                                            Act in connection with any resales
                                            of such Exchange Capital Securities.

                                            Each holder of Original Capital
                                            Securities who wishes to exchange
                                            Original Capital Securities for
                                            Exchange Capital Securities in the
                                            Exchange Offer will be required to
                                            represent that (i) it is not an
                                            "affiliate" of the Corporation or
                                            the Trust, (ii) any Exchange Capital
                                            Securities to be received by it are
                                            being acquired in the ordinary
                                            course of its business, (iii) it has
                                            no arrangement or understanding with
                                            any person to participate in a
                                            distribution (within the meaning of
                                            the Securities Act) of such Exchange
                                            Capital Securities, and (iv) if such
                                            holder is not a broker-dealer, such
                                            holder is not engaged in, and does
                                            not intend to engage in, a
                                            distribution (within the meaning of
                                            the Securities Act) of such Exchange
                                            Capital Securities. Each
                                            broker-dealer that receives Exchange
                                            Capital Securities for its own
                                            account in exchange for Original
                                            Capital Securities, where such
                                            Original Capital Securities were
                                            acquired by such broker-dealer as a
                                            result of market-making activities
                                            or other trading activities, must
                                            acknowledge that it will deliver a
                                            prospectus meeting the requirements
                                            of the Exchange Act in connection
                                            with any resale of such Exchange
                                            Capital Securities. See "Plan of
                                            Distribution." The Letter of
                                            Transmittal states that, by so
                                            acknowledging and by delivering a
                                            prospectus, a broker-dealer will not
                                            be deemed to admit that it is an
                                            "underwriter" within the meaning of
                                            the Securities Act. Based on the
                                            position taken by the Staff of the
                                            Commission in the interpretive
                                            letters referred to above, the
                                            Corporation and the Trust believe
                                            that Participating Broker-Dealers
                                            who acquired Original Capital
                                            Securities for their own accounts as
                                            a result of market-making activities
                                            or other trading activities may
                                            fulfill their prospectus delivery
                                            requirements with respect to the
                                            Exchange Capital Securities received
                                            upon exchange of such Original
                                            Capital Securities

                                            (other than Original Capital
                                            Securities that represent an unsold
                                            allotment from the initial sale of
                                            the Original Capital Securities)
                                            with a prospectus meeting the
                                            requirements of the Securities Act,
                                            which may be the prospectus prepared
                                            for an exchange offer so long as it
                                            contains a description of the plan
                                            of distribution with respect to the
                                            resale of such Exchange Capital
                                            Securities. Accordingly, this
                                            Prospectus, as it may be amended or
                                            supplemented from time to time, may
                                            be used by a Participating
                                            Broker-Dealer in connection with
                                            resales of Exchange Capital
                                            Securities received in exchange for
                                            Original Capital Securities where
                                            such Original Capital Securities
                                            were acquired by such Participating
                                            Broker-Dealer for its own account as
                                            a result of market-making or other
                                            trading activities. Subject to
                                            certain provisions set forth in the
                                            Registration Rights Agreement and to
                                            the limitations described herein
                                            under "The Exchange Offer-Resales of
                                            Exchange Capital Securities," the
                                            Corporation and the Trust have
                                            agreed that this Prospectus, as it
                                            may be amended or supplemented from
                                            time to time, may be used by a
                                            Participating Broker-Dealer in
                                            connection with resales of such
                                            Exchange Capital Securities for a
                                            period ending 90 days after the
                                            Expiration Date (subject to
                                            extension under certain limited
                                            circumstances) or, if earlier, when
                                            all such Exchange Capital Securities
                                            have been disposed of by such
                                            Participating Broker-Dealer. See
                                            "Plan of Distribution." Any
                                            Participating Broker-Dealer who is
                                            an "affiliate" of the Corporation or
                                            the Trust may not rely on such
                                            interpretive letters and must comply
                                            with the registration and prospectus
                                            delivery requirements of the
                                            Securities Act in connection with
                                            any resale transaction. See "The
                                            Exchange Offer--Resales of Exchange
                                            Capital Securities."

Exchange Agent............................. The Exchange Agent with respect to the Exchange Offer is The First
                                            National Bank of Chicago. The
                                            address, and telephone and facsimile
                                            number of the Exchange Agent are set
                                            forth in "The Exchange
                                            Offer--Exchange Agent" and in the
                                            Letter of Transmittal.

Use of Proceeds............................ Neither the Corporation nor the
                                            Trust will receive any cash proceeds
                                            from the issuance of the Exchange
                                            Capital Securities offered hereby.
                                            See "Use of Proceeds."

Federal Income Tax
Considerations............................. The exchange of Original Capital
                                            Securities for Exchange Capital
                                            Securities should not be a taxable
                                            exchange for federal income tax
                                            purposes, and holders should not
                                            recognize any
                                            taxable gain or loss or any interest
                                            income as a result of such exchange.
                                            See "Certain Federal Income Tax
                                            Consequences--Exchange of Capital
                                            Securities."

ERISA Considerations....................... Holders of Original Capital
                                            Securities should review the
                                            information set forth under "ERISA
                                            Considerations" prior to tendering
                                            Original Capital Securities in the
                                            Exchange Offer.

                         The Exchange Capital Securities

Securities Offered......................... Up to and including $30,000,000 aggregate Liquidation Amount of
                                            Exchange Capital Securities
                                            (Liquidation Amount $1,000 per
                                            Exchange Capital Security) will have
                                            been registered under the Securities
                                            Act. The Exchange Capital Securities
                                            will be issued, and the Original
                                            Capital Securities were issued,
                                            under the Trust Agreement. The
                                            Exchange Capital Securities and any
                                            Original Capital Securities that
                                            remain outstanding after
                                            consummation of the Exchange Offer
                                            will vote together as a single class
                                            for purposes of determining whether
                                            holders of the requisite percentage
                                            in outstanding Liquidation Amount
                                            thereof have taken certain actions
                                            or exercised certain rights under
                                            the Trust Agreement. See
                                            "Description of Exchange
                                            Securities--Description of Exchange
                                            Capital Securities--Voting Rights;
                                            Amendment of the Trust Agreement."
                                            The terms of the Exchange Capital
                                            Securities are identical in all
                                            material respects to the terms of
                                            the Original Capital Securities,
                                            except that the Exchange Capital
                                            Securities have been registered
                                            under the Securities Act, will not
                                            be subject to certain restrictions
                                            on transfer applicable to the
                                            Original Capital Securities and will
                                            not provide for any increase in the
                                            Distribution rate thereon. See "The
                                            Exchange Offer--Purpose and Effect
                                            of the Exchange Offer," "Description
                                            of Exchange Securities" and
                                            "Description of Original
                                            Securities."

Distribution Dates......................... May 1 and November 1 of each year, commencing November 1, 1997, (to the
                                            extent that the Original Capital
                                            Securities are accepted for exchange
                                            on or prior to October 15, 1997) or
                                            May 1, 1998 (to the extent that the
                                            Original Capital Securities are
                                            accepted for exchange after October
                                            15, 1997).

Extension Periods.......................... So long as no Debenture Event of
                                            Default has occurred and is
                                            continuing, Distributions on
                                            Exchange Capital Securities will be
                                            deferred for the duration of any
                                            Extension Period elected by the
                                            Corporation with respect to the
                                            payment of interest on the Exchange
                                            Junior Subordinated Debentures. No
                                            Extension Period will exceed 10
                                            consecutive semi-annual periods, end
                                            on a date other than an Interest
                                            Payment Date or extend beyond the
                                            Stated Maturity Date. During an
                                            Extension Period, the
                                            holders of Exchange Capital
                                            Securities will be required to
                                            include deferred interest income in
                                            their gross income for United States
                                            federal income tax purposes in
                                            advance of any corresponding cash
                                            distributions. See "Description of
                                            Exchange Securities--Description of
                                            Exchange Junior Subordinated
                                            Debentures--Option to Extend
                                            Interest Payment Date" and "Certain
                                            Federal Income Tax
                                            Consequences--Interest Income and
                                            Original Issue Discount."

Ranking.................................... The Exchange Capital Securities will rank pari passu, and payments
                                            thereon will be made pro rata, with
                                            the Original Capital Securities and
                                            the Common Securities except as
                                            described under "Description of
                                            Exchange Securities--Description of
                                            Exchange Capital
                                            Securities--Subordination of Common
                                            Securities." The Exchange Junior
                                            Subordinated Debentures will rank
                                            pari passu with the Original Junior
                                            Subordinated Debentures and all
                                            other junior subordinated debentures
                                            (if any) issued by the Corporation
                                            (the "Other Debentures"), which are
                                            issued and sold (if at all) to other
                                            trusts to be established by the
                                            Corporation (if any), in each case
                                            similar to the Trust ("Other
                                            Trusts"), and will constitute
                                            unsecured obligations of the
                                            Corporation and will rank
                                            subordinate and junior in right of
                                            payment to all Senior Indebtedness
                                            to the extent and in the manner set
                                            forth in the Indenture. See
                                            "Description of Exchange
                                            Securities--Description of Exchange
                                            Junior Subordinated Debentures." The
                                            Exchange Guarantee will rank pari
                                            passu with the Original Guarantee
                                            and all other guarantees (if any)
                                            issued by the Corporation with
                                            respect to preferred beneficial
                                            interests (if any) issued by Other
                                            Trusts ("Other Guarantees") and will
                                            constitute an unsecured obligation
                                            of the Corporation and will rank
                                            subordinate and junior in right of
                                            payment to all Senior Indebtedness
                                            to the extent and in the manner set
                                            forth in the Exchange Guarantee. See
                                            "Description of Exchange
                                            Securities--Description of Exchange
                                            Guarantee" In addition, because the
                                            Corporation is a holding company,
                                            the Exchange Junior Subordinated
                                            Debentures and the Exchange
                                            Guarantee will be effectively
                                            subordinated to all existing and
                                            future liabilities of the
                                            Corporation's subsidiaries. See
                                            "Description of Exchange Securities
                                            - Description of Exchange Junior
                                            Subordinated Debentures -
                                            Subordination."

Redemption................................. The Trust Securities will be subject to mandatory redemption in a Like
                                            Amount, (i) in whole but not in
                                            part, on the Stated Maturity Date
                                            upon repayment of the Junior
                                            Subordinated

                                            Debentures, (ii) in whole but not in
                                            part, at any time prior to the
                                            Initial Optional Redemption Date,
                                            contemporaneously with the optional
                                            prepayment of the Junior
                                            Subordinated Debentures by the
                                            Corporation upon the occurrence and
                                            continuation of a Special Event and
                                            (iii) in whole or in part, on or
                                            after the Initial Optional
                                            Redemption Date, contemporaneously
                                            with the optional prepayment by the
                                            Corporation of all or part of the
                                            Junior Subordinated Debentures, in
                                            each case, at the applicable
                                            Redemption Price. See "Description
                                            of Exchange Securities--Description
                                            of Exchange Capital
                                            Securities--Redemption" and
                                            "--Description of Exchange Junior
                                            Subordinated Debentures--Special
                                            Event Prepayment."

Ratings  .................................. The Exchange Capital Securities are
                                            expected to be rated BB by Duff &
                                            Phelps Credit Rating Co. A security
                                            rating is not a recommendation to
                                            buy, sell or hold securities and may
                                            be subject to revision or withdrawal
                                            at any time by the assigning rating
                                            organization.

Transfer Restrictions...................... The Exchange Capital Securities will be issued, and may be transferred,
                                            only in blocks having a Liquidation
                                            Amount of not less than $100,000
                                            (100 Capital Securities). See
                                            "Description of Exchange
                                            Securities--Description of Exchange
                                            Capital Securities--Restrictions on
                                            Transfer." Any such transfer of
                                            Exchange Capital Securities in a
                                            block having a Liquidation Amount of
                                            less than $100,000 shall be deemed
                                            to be void and of no legal effect
                                            whatsoever.

ERISA Considerations....................... Prospective purchasers must carefully consider the restrictions
                                            on purchase set forth under "ERISA
                                            Considerations."

Absence of Market for the
Exchange Capital Securities................ The Exchange Capital Securities will be a new issue of securities for
                                            which there currently is no market.
                                            Accordingly, there can be no
                                            assurance as to the development or
                                            liquidity of any market for the
                                            Exchange Capital Securities. The
                                            Trust and the Corporation do not
                                            intend to apply for listing of the
                                            Exchange Capital Securities on any
                                            securities exchange or for quotation
                                            through Nasdaq. See "Plan of
                                            Distribution."

                                  Risk Factors

         Prospective investors should carefully consider the matters set forth under "Risk Factors".

                                  RISK FACTORS

         Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, information contained in, or incorporated by reference in, this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitations on Source of Funds

         The obligations of the Corporation under the Exchange Guarantee issued by it for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, (i) when there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default thereunder, or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At December 31, 1996, the Corporation had approximately $13.0 million of Senior Indebtedness outstanding.

         Because the Corporation is a holding company, the Corporation's operations are conducted by its subsidiaries, including the Banks, which are subject to significant federal and state regulation. As a result, the Corporation's ability to receive dividends and loans from its subsidiaries is restricted. As of December 31, 1996, the Banks were able to declare dividends to the Corporation in 1997, without regulatory approval, of approximately $4.7 million. In addition, in February 1996, as part of its plan to capitalize the Corporation's newly formed subsidiary bank, First Massachusetts Bank, N.A., at a "well-capitalized" level for regulatory capital purposes, the Corporation redeployed accumulated capital of $45.6 million in the form of special dividends from certain of the Banks. Because the amounts of the special dividends exceeded applicable regulatory limitations, the Corporation obtained the necessary regulatory approvals to effect such redeployment. Payment of the special dividends has significantly restricted the dividend paying capacity of the Banks. Accordingly, payment of any dividends to the Corporation by certain of the Banks currently requires regulatory approval on account of the aforementioned special dividends, and payments of dividends by the Banks in the future will require their generation of sufficient future earnings. Further, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks), and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At December 31, 1996, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $2.4 billion.

         The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the same extent and in the same manner as the Exchange Junior Subordinated Debentures. None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Guarantee--Status of the Exchange Guarantee." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

         The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Corporation making payments on the Exchange Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Consequences; Market Price Consequences

         So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities will be deferred from the relevant Distribution Date for such Distributions during any such Extension Period (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 10.52% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures). During an Extension Period, the Corporation generally will be prohibited from (i) declaring or paying dividends on the Corporation's capital stock, (ii) making payments of principal of or interest or premium, if any, on its debt securities other than debt securities ranking senior to the Junior Subordinated Debentures or (iii) making any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation other than guarantees ranking senior to the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions."

         Before the end of an Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 10.52%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         The Corporation has no plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         If the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.

Special Event Redemption

         If a Special Event occurs before May 1, 2007, the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approvals. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

Proposed Tax Legislation

         The Taxpayer Relief Act of 1997, enacted on August 5, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation") that would, among other things, have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior

Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which would permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

Liquidation Distribution of Exchange Junior Subordinated Debentures

         The Corporation will have the right to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special Event, however, a liquidation of the Trust in which the Exchange Capital Securities are redeemed for cash would be a taxable event to the holders thereof. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

Possible Adverse Effect on Market Prices

         There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a termination of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase such securities. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to interest payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

Rights Under the Exchange Guarantee

         The Exchange Guarantee will guarantee to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and
(iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities will not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums (as defined below) and Compounded Interest (as defined below), if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the rights of the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. The First National Bank of Chicago will act as Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. The First National Bank of Chicago also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.

Limited Voting Rights

         Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

Trading Characteristics of the Capital Securities

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

Consequences of a Failure to Exchange Original Capital Securities

     The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

     The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust
Agreement."

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Securities and Exchange Commission (the "Commission") by September 27, 1997 and declared effective by the Commission by October 27, 1997, the Distribution rate borne by the Original Capital Securities commencing on September 27, 1997 or October 27, 1997, as the case may be, will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

Absence of Public Market and Restrictions on Resale

     The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). In addition, any market-making activity, should it develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of, or the trading market for, the Exchange Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition and results of operations of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

     Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                              BANKNORTH GROUP, INC.

     The Corporation is a multi-bank holding company organized as a Delaware corporation in 1989 as the result of the merger of two Vermont-based bank holding companies. The Corporation is the sole owner of five Vermont banks, namely, First Vermont Bank and Trust Company, Franklin Lamoille Bank, The Howard Bank, N.A., Granite Savings Bank and Trust Company and Woodstock National Bank; one Vermont limited charter bank, The Stratevest Group, N.A., a consolidated trust subsidiary; one New Hampshire holding company, namely, North American Bank Corporation and its sole subsidiary, Farmington National Bank; and one Massachusetts bank, First Massachusetts Bank, N.A. The Corporation is also the sole owner of North Group Realty, Inc., which owns real estate utilized in the operation of the Corporation.

     Acquisitions have been, and continue to be, an important part of the expansion of the Corporation's business. On February 16, 1996, the Corporation completed the purchase of thirteen banking offices from Shawmut Bank, N.A. A new subsidiary, First Massachusetts Bank, N.A., with principal offices in Worcester, Massachusetts, was organized to own and operate the acquired offices. In addition, on October 14, 1994, the Corporation acquired North American Bank Corporation and its sole subsidiary, Farmington National Bank. The acquisition, which was accounted for as a purchase, was the first for the Corporation in the state of New Hampshire.

     The Corporation engages in discussions concerning potential acquisitions from time to time, but currently has no material commitments, agreements or understandings to acquire any additional financial institutions. The Corporation expects to continue to take advantage of the consolidation of the financial services industry by further developing its community bank franchise within its own and contiguous market areas.

     The Corporation's banking subsidiaries (the "Banks") offer a full range of loan, deposit, investment products and trust services designed to meet the financial needs of individual consumers, businesses and municipalities. Mortgage banking services are also offered through Banknorth Mortgage Company, a wholly-owned subsidiary of First Vermont Bank and Trust Company. These services are currently offered throughout the states of Vermont, Massachusetts and New Hampshire through a network of 58 banking offices.

     The Corporation's network of community Banks is committed to providing superior, efficient and personalized service to customers in chosen market areas. To that end, operating efficiencies are achieved through the centralization of all major support functions at the parent company level. The Corporation's community banking management structure allows each Bank's local management team and board of directors to focus on such Bank's customers and to set its own loan and deposit prices in light of local competition and other market factors.

     The Corporation believes that local business and community focus, knowledge of customers and their needs, the provision of a broad array of financial services and products, together with decentralized decision making at the branch and community level, enables the Corporation to effectively compete in its chosen markets.

     Based on total assets as of December 31, 1996, the Corporation is the largest bank holding company headquartered in Vermont. At December 31, 1996, the Corporation had total assets, deposits and shareholders' equity of $2.6 billion, $2.1 billion and $206.7 million, respectively. In December 1996, the Corporation and its subsidiaries employed 1,108 on a full-time equivalent basis.

                            BANKNORTH CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures are and will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that if there is an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may be terminated earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust are The First National Bank of Chicago, as the Property Trustee, First Chicago Delaware, Inc., as the Delaware Trustee and the three Administrative Trustees who are officers or other employees of the Corporation. The First National Bank of Chicago also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay all fees, expenses, debts and obligations (other than the payment of principal of, and premium, if any, and interest on, the Trust Securities) related to the Trust and the offering of the Capital Securities and has agreed to pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal of, and premium, if any, and interest on, the Trust Securities) of the Trust.

                                 USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $30,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Original Junior Subordinated Debentures will be used for general corporate purposes.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                        Six
                                                       Months
                                                       Ended
                                                      June 30,                         Year Ended December 31,
                                                     ----------    ----------------------------------------------------------
                                                        1997         1996         1995          1994        1993        1992
                                                        ----         ----         ----          ----        ----        ----
Ratio of Earnings to Combined Fixed Charges:
  Excluding interest on deposits .....................  3.09x        4.35x        3.00x         2.78x       3.38x       1.75x
  Including interest on deposits .....................  1.44         1.46         1.45          1.43        1.37        1.04

     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Capital Securities are shown in the consolidated balance sheets of the Corporation as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation."

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation as of June 30, 1997, and such capitalization as adjusted to give effect to the consummation of the offering of the Original Securities. The following data should be read in conjunction with the financial information and discussion thereof included in documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                                                                  June 30, 1997
                                                              ---------------------

                                                                Actual
                                                              ---------
                                                             (in thousands)
                                                              (unaudited)
Long-Term Borrowings:
     Federal Home Loan Bank Term Notes .....................    $   9,722
     Bank term loan ........................................       11,700
                                                                ---------
            Total Long-Term Borrowings .....................       21,422
                                                                ---------

Corporation-Obligated Mandatorily Redeemable Capital
   Securities of Subsidiary Trust Holding Solely Junior
   Subordinated Debentures of the Corporation (1) ..........       30,000
                                                                ---------

Shareholders' equity:
     Common stock, par value $1.00 per share, 20,000,000
        shares authorized, 7,826,648 issued and outstanding         7,827
     Surplus ...............................................       87,566
     Retained earnings .....................................      124,532
     Unamortized employee restricted stock .................       (1,047)
     Net unrealized losses on securities available for sale,
        net of tax .........................................       (2,012)
                                                                 ---------

            Total Shareholders' Equity .....................      216,866
                                                                ---------

                     Total Capitalization ..................    $ 268,288
                                                                =========

----------
(1) Reflects the Original Securities. As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, are $30,928,000 aggregate principal amount of the Junior Subordinated Debentures (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on May 1, 2027. The Corporation owns all of the Common Securities issued by the Trust.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's 1996 Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. See "Available Information" and "Incorporation of Certain Documents by Reference." Results for the six months ended June 30, 1997 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.

                                   ================================================================================
                                   Six Months Ended June 30,               Years Ended December 31,
                                   --------------------------------------------------------------------------------
                                       1997        1996       1996        1995       1994       1993        1992
                                   ------------  ---------  ---------  ----------  ---------  ---------  ----------
                                                        (In thousands, except for share data)
Statement of Income Data:
Interest income...................      105,294     90,587   $190,008    $152,624   $124,403   $113,178    $123,671
Interest expense..................       46,882     38,575     81,140      67,980     49,599     44,670      58,575
                                   ------------  ---------  ---------  ----------  ---------  ---------  ----------

Net interest income...............       58,412     52,012    108,868      84,644     74,804     68,508      65,096
Provision for loan losses.........        3,686      2,600      5,600       4,375      3,210      4,700      13,333
                                   ------------  ---------  ---------  ----------  ---------  ---------  ----------

Net interest income after
  provision for loan losses.......       54,726     49,412    103,268      80,269     71,594     63,808      51,763
Other income......................       13,201     12,342     25,303      20,910     19,971     24,757      23,687
Other expenses....................       47,015     44,663     91,200      70,589     69,928     71,869      73,116
                                   ------------  ---------  ---------  ----------  ---------  ---------  ----------

Income before income taxes........       20,912     17,091     37,371      30,590     21,637     16,696       2,334
Income tax expense................        6,773      5,547     11,981       8,217      5,734      5,235         163
                                   ------------  ---------  ---------  ----------  ---------  ---------  ----------

Income before cumulative effect of
accounting changes................       14,139     11,544     25,390      22,373     15,903     11,461       2,171
Cumulative effect of accounting
changes...........................            0          0          0           0        138    (3,500)           0
                                   ------------  ---------  ---------  ----------  ---------  ---------  ----------

Net income........................      $14,139    $11,544    $25,390     $22,373    $16,041     $7,961      $2,171
                                   ============  =========  =========  ==========  =========  =========  ==========

Share Data:
Shares outstanding, period end....    7,826,648  7,826,648  7,826,648   6,804,425  6,804,425  6,804,425   6,804,425
Weighted average shares outstanding   7,826,648  7,579,517  7,703,758   6,804,425  6,804,425  6,804,425   6,804,425
Tangible book value, period end...       $23.42     $19.89     $21.80      $22.25     $18.54     $19.40      $18.71
Cash dividends declared...........          .58        .50       1.00        0.92       0.60       0.40           0
Income before cumulative effect of
  accounting changes..............         1.81       1.52       3.30        3.29       2.34       1.68        0.32
Net income........................         1.81       1.52       3.30        3.29       2.36       1.17        0.32
Average Balance Sheet Data:
Loans.............................   $1,889,495  1,642,670 $1,730,720  $1,329,188 $1,187,773 $1,091,851  $1,125,675
Loans charged off, net of recoveries      3,243      1,676      5,825       3,717      4,744      5,436      13,330
Non-performing assets,period end..       16,302     23,248     19,889      15,140     19,964     32,460      50,847
Total earning assets..............    2,530,128  2,147,379  2,252,385   1,781,836  1,621,251  1,486,899   1,474,584
Total assets......................    2,680,834  2,294,483  2,405,407   1,875,400  1,713,814  1,594,188   1,591,908
Total deposits....................    2,072,532  1,913,164  1,989,006   1,453,878  1,306,749  1,278,284   1,374,017
Short-term borrowings.............      341,640    126,567    159,672     164,010    145,616    130,176      57,875
Long-term debt....................       23,740     49,861     43,951      94,107    113,364     41,312      14,834
Shareholders' equity..............      209,303    183,621    191,279     145,950    131,008    128,309     124,996

Ratios:
Return on average assets
  before cumulative effect of
accounting changes................        1.06%      1.01%      1.06%       1.19%      0.93%      0.72%       0.14%
Net income........................         1.06       1.01       1.06        1.19       0.94       0.50        0.14
Return on average shareholders'
  equity before cumulative effect of
  accounting changes .............        13.62      12.64      13.27       15.33      12.14       8.93        1.74
Return on average shareholders'
equity............................        13.62      12.64      13.27       15.33      12.24       6.20        1.74
Net interest margin...............         4.68       4.90       4.86        4.79       4.65       4.65        4.47
Efficiency ratio..................        61.40      62.38      62.11       65.11      69.76      72.88       75.37
Expense ratio.....................         2.47       2.62       2.59        2.70       2.84       2.96        2.98
As a percent of risk-adjusted assets:
Total capital.....................        11.72      10.37      10.35       12.48      11.86      12.95       12.71
Tier 1 capital....................        10.55       9.12       9.11       11.22      10.61      11.70       11.45
As a percent of total assets:
Tier 1 capital (regulatory leverage)       7.94       6.72       6.91        8.05       7.41       7.96        8.19
Tangible shareholders' equity, period      6.51
  end, to tangible assets, period end                 6.44       6.65        7.96       6.77       7.86        8.15

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the New Capital Securities for the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by September 27, 1997 and declared effective by October 27, 1997, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, as soon as practicable after the Expiration Date, the Corporation will exchange the Exchange Junior Subordinated Debentures for the Original Junior Subordinated Debentures in a principal amount corresponding to the Liquidation Amount of the Original Capital Securities accepted for exchange and will execute the Exchange Guarantee in respect of the Exchange Capital Securities exchanged for such Original Capital Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange Offer

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $30,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, as soon as practicable after the Expiration Date, an aggregate Liquidation Amount of up to and including $30,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date.

         Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE LIQUIDATION AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date, Extensions, Amendments

         The term "Expiration Date" means 5:00 p.m., New York City time, on , 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion that if any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day (as defined herein) after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable laws, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, and the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital

Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made as soon as practicable after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will represent, warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

Procedures for Tendering Original Capital Securities

         Valid Tender. Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an agent's message in lieu of the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE

EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         Book-Entry Transfer. For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

         Certificates. If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of
(i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union;
(d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         Delivery. The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (a "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to Expiration Date; and

         (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

Resales of Exchange Capital Securities

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such New Capital Securities for Original Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under

"--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate Liquidation Amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on the Exchange Capital Securities

         Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange on or prior to October 15, 1997 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including May 1, 1997. Accordingly, holders of Exchange Capital Securities as of the close of business on October 15, 1997 will be entitled to receive Distributions accumulated from and including
May 1, 1997. To the extent that the Original Capital Securities are accepted for exchange after October 15, 1997, holders of Exchange Capital Securities will be entitled to receive Distributions accumulated from and including November 1, 1997.

Conditions to the Exchange Offer

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

         (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (iv) the Corporation shall have determined in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation.

         If the Corporation or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

         The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                                    By Mail:
                            (Registered or Certified
                                Mail Recommended)
                           The First National Bank of
                                     Chicago
                                 153 West 51st Street
                                     5th Floor,
                               New York, New York
                                      10019

                             Facsimile Transmitter:
                          (Eligible Institutions Only)
                                 (212) 240-8938

                             To Confirm by Telephone
                                 (212) 240-8801

                              By Hand or Overnight
                                    Delivery:
                           The First National Bank of
                                     Chicago
                             153 West 51st Street
                                   5th Floor
                              New York, New York
                                     10019

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

         The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Corporation. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                       DESCRIPTION OF EXCHANGE SECURITIES

Description of Exchange Capital Securities

         Pursuant to the terms of the Trust Agreement, the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement, including the definitions therein of certain terms.

         General. The Exchange Capital Securities will be limited to $30,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Original Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Exchange Capital Securities and the related Common Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

         Distributions. Distributions on the Exchange Capital Securities will be cumulative, will accumulate from May 1, 1997 (to the extent that the Original Capital Securities are accepted for exchange on or prior to October 15, 1997) or November 1, 1997 (to the extent that the Original Capital Securities are accepted for exchange after October 15, 1997) and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1997 or May 1, 1998, as the case may be, at the annual rate of 10.52% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the 15th day of the month next preceding that in which the relevant

Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Burlington, Vermont are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 10.52% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein shall include any such additional Distributions.

         Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on the applicable Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Trust is required to give notice to any securities exchange or automated quotation system or to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures thereby triggering a deferral of Distributions on the Trust Securities.

         The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions on the Exchange Capital Securities (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

         Redemption. Upon the repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' prior written notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to
(i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before the Initial Optional Redemption Date upon the occurrence and continuation of a Special Event (as defined herein), the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid prior to the Stated Maturity Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities. If less than all of the Capital Securities held in book-entry form are to be redeemed, such Capital Securities will be redeemed in accordance with the procedures of DTC as described under "--Form, Denomination, Book-Entry Procedures and Transfer."

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         The Corporation will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Redemption Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approvals. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures. The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Corporation's having received (i) an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for federal income tax purposes and
(ii) any required regulatory approvals.

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities in respect of such amounts. See "--Subordination of Common Securities." If an early termination occurs, the Junior Subordinated Debentures will be subject to optional prepayment, in whole or in part, on or after the Initial Optional Redemption Date, unless such termination relates to the circumstances described in clause
(v) above, in which case the Junior Subordinated Debentures will be subject to optional prepayment, in whole, but not in part, on or after the Initial Optional Redemption Date.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each Global Capital Security held by it, a registered global certificate representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase such securities.

         Redemption Procedures. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date, except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee" (i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date. Distributions will cease to accrue on the Trust Securities called for redemption.

         Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         Events of Default; Notice. The occurrence of a Debenture Event of Default (see "--Description of Exchange Junior Subordinated
Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

         Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common
Securities."

         Removal of Issuer Trustees. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities.

If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

         Merger or Consolidation of Issuer Trustees. Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

         Mergers, Consolidations, Amalgamation or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any, (iv) if the Capital Securities (including any Successor Securities) or Junior Subordinated Debentures are rated by any nationally recognized statistical rating organization prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, such transaction does not cause the Capital Securities (including any Successor Securities) or Junior Subordinated Debentures to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

         Voting Rights: Amendment of the Trust Agreement. Except as provided below and under "--Mergers, Consolidations, Amalgamation or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or the Corporation to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         Form, Denomination, Book-Entry Procedures and Transfer. The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged on in such blocks in the manner described herein.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Depositary Procedures. DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities and
(ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

         Except as described below, owners of interests in the Global Capital Securities will not have Exchange Capital Securities registered in their names, will not receive physical delivery of Exchange Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Global Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

         Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depositary within 90 days, (ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

         Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

         Payment and Paying Agency. Payments in respect of the Global Capital Securities shall be made to DTC which shall credit the relevant accounts at DTC on the applicable Distribution Dates and payments in respect of the Exchange Capital Securities that are not held by DTC shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

         Restrictions on Transfer. The Exchange Capital Securities will be issued, and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having an aggregate Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

         Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

         Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

         Information Concerning the Property Trustee. The Property Trustee, other than during the occurrence and continuance of an Event of Default, will undertake to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         Miscellaneous. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes and (iii) the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. The Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of the Trust Securities are not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Description of Exchange Junior Subordinated Debentures

         The Exchange Junior Subordinated Debentures are to be issued under an Indenture, as amended and supplemented from time to time (as so amended and supplemented, the "Indenture"), between the Corporation and The First National Bank of Chicago, as Debenture Trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act and, by its terms, will incorporate certain provisions of the Trust Indenture Act. The Indenture will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

         General. Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Original Junior Subordinated Debentures issued by the Corporation. Pursuant to the

Exchange Offer, the Corporation will exchange the Exchange Junior Subordinated Debentures for Original Junior Subordinated Debentures accepted for exchange.

         The Exchange Junior Subordinated Debentures will bear interest at the annual rate of 10.52% of the principal amount thereof, payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1997 or May 1, 1998, as the case may be (each, an "Interest Payment Date"), to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month next preceding that in which the relevant Interest Payment Date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 10.52% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture. The Exchange Junior Subordinated Debentures will mature on May 1, 2027.

         The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

         Almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from the Banks and its other subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends and interest from the Banks and its other subsidiaries, and there are various limitations on the Banks to pay such dividends, as discussed below. The Banks are also subject to certain restrictions on the transfer of funds by each of such depository institutions to the Corporation and certain other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets. Transfers by any Bank to the Corporation or any single affiliate are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and transfers to all affiliates are limited in the aggregate to 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are subject to various collateral requirements.

         Because the Corporation is a holding company, the Corporation's operations are conducted by its subsidiaries, including the Banks, which are subject to significant federal and state regulation. The Corporation's ability to receive dividends and loans from its subsidiaries is restricted. As of December 31, 1996, the Banks were able to declare dividends to the Corporation in 1997, without regulatory approval, of approximately $4.7 million. In addition, in February 1996, as part of its plan to capitalize the Corporation's newly formed subsidiary bank, First Massachusetts Bank, N.A., at a "well-capitalized" level for regulatory capital purposes, the Corporation redeployed accumulated capital of $45.6 million in the form of special dividends from certain of the Banks. Because the amounts of the special dividends exceeded applicable regulatory limitations, the Corporation obtained the necessary regulatory approvals to effect such redeployment. Payment of the special dividends has significantly restricted the dividend paying capacity of the Banks. Accordingly, payment of any dividends to the Corporation by certain of the Banks currently requires regulatory approval on account of the aforementioned special dividends, and payments of dividends by the Banks in the future will require their generation of sufficient future earnings. Further, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution ) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks), and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures.

         The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. At December 31, 1996, the Corporation had $13.0 million of Senior Indebtedness outstanding, and the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $2.4 billion. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

         Form, Registration and Transfer. If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by a global certificate registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, prepayments, notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

         Payment and Paying Agents. Payment of principal of (and premium, if any) and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in New York, New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any

Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

         Option to Extend Interest Payment Date. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 10.52%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Property Trustee is required to give notice to any securities exchange or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

         Optional Prepayment. The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after the Initial Optional Redemption Date, subject to the Corporation having received any required regulatory approvals, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of prepayment if prepaid during the 12-month period beginning May 1 of the years indicated below:

                   Year                              Percentage
                   ----                              ----------

                   2007                               105.260%
                   2008                               104.734%
                   2009                               104.208%
                   2010                               103.682%
                   2011                               103.156%
                   2012                               102.630%
                   2013                               102.104%
                   2014                               101.578%
                   2015                               101.052%
                   2016                               100.526%
                   2017 and thereafter                100.000%

         Special Event Prepayment. Prior to the Initial Optional Redemption Date, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approvals, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount thereof or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date of prepayment.

         A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after

April 28, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) the interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after April 28, 1997, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 Capital (or its then-equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 3.31% if such prepayment date occurs on or prior to May 1, 1998 and (b) 2.76% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Junior Subordinated Debentures, provided that if no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. Government securities dealer in New York City selected by the Corporation.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Remaining Life" means the term of the Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

         Certain Covenants of the Corporation. The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or
(iii) make any guarantee payments other than payments under the Guarantee with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (e) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and
(b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and (iv) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided in the Trust Agreement.

         Modification of Indenture. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling the Corporation and the Trust to conduct an Exchange Offer as contemplated by the Registration Rights Agreement, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

         Debenture Events of Default. The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period in respect of the Junior Subordinated Debentures or Other Debentures, as the case may be); or

                   (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

                  (iii) failure to observe or perform any other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

                   (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

         Enforcement of Certain Rights by Holders of Exchange Capital Securities. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action.

The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Exchange Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

         Consolidation, Merger, Sale of Assets and Other Transactions. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

         Satisfaction and Discharge. The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or upon prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

         Subordination. In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" shall mean: (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks pari passu with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not pari passu with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding up or liquidation or reorganization of the Corporation. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         Almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from the Banks and its other subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Corporation for payments on the Exchange Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends and interest from the Banks and its other subsidiaries, and there are various limitations on the Banks to pay such dividends, as discussed below. The Banks are also subject to certain restrictions on the transfer of funds by each of such depository institutions to the Corporation and certain other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets. Transfers by any Bank to the Corporation or any single affiliate are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and transfers to all affiliates are limited to an aggregate of 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are subject to various collateral requirements.

         Because the Corporation is a holding company, the Corporation's operations are conducted by its subsidiaries, including the Banks, which are subject to significant federal and state regulation. As a result, the Corporation's ability to receive dividends and loans from its subsidiaries is restricted. As of December 31, 1996, the Banks were able to declare dividends to the Corporation in 1997, without regulatory approval, of approximately $4.7 million. In addition, in February 1996, as part of its plan to capitalize the Corporation's newly formed subsidiary bank, First Massachusetts Bank, N.A., at a "well-capitalized" level for regulatory capital purposes, the Corporation redeployed accumulated capital of $45.6 million in the form of special dividends from certain of the Banks. Because the amounts of the special dividends exceeded applicable regulatory limitations, the Corporation obtained the necessary regulatory approvals to effect such redeployment. Payment of the special dividends has significantly restricted the dividend paying capacity of the Banks. Accordingly, payment of any dividends to the Corporation by certain of the Banks currently requires regulatory approval on account of the aforementioned special dividends, and payments of dividends by the Banks in the future will require their generation of sufficient future earnings. Further, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks), and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures.

         The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. At December 31,

1996, the Corporation had $13.0 million of Senior Indebtedness outstanding, and the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $2.4 billion. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

         Restrictions on Transfer. The Exchange Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

         Information Concerning the Debenture Trustee. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Governing Law. The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Description of Exchange Guarantee

         The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. The First National Bank of Chicago will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and those made part of the Guarantee by the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

         Status of Original Guarantee. If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Corporation for the benefit of the holders of the Original Capital Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

         General. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

         Status of the Exchange Guarantee. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities (including deposit liabilities of the Banks) of the Corporation's present and future subsidiaries. Claimants should look only to the assets of the Corporation for payments under the Exchange Guarantee. See "Description of Exchange Junior Subordinated Debentures--General." The Exchange Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

         The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation with respect to preferred beneficial interests (if any) issued by Other Trusts. The

Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.

         Events of Default. An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in respect of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. If the Guarantee Trustee fails to enforce the Exchange Guarantee, any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

         Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no consent will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

         Termination of the Exchange Guarantee. The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

         Information Concerning the Guarantee Trustee. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         Governing Law. The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF ORIGINAL SECURITIES

         The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been filed by September 27, 1997 and been declared effective by October 27, 1997, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by .25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

        RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
            JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment rates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Exchange Capital Securities

         A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of the Trust

         The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Exchange Junior Subordinated Debentures, exchanging the Exchange Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination

         Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior

Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of certain of the material United States federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined herein) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Brown & Wood LLP ("Tax Counsel") has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed herein.

Exchange of Capital Securities

         The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

         The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

Classification of the Trust

         In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

         An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Interest Income and Original Issue Discount

         Under recently issued Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

         Under the Treasury Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

         The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--s
Sales of Capital Securities."

Sales of Capital Securities

         A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than the applicable holding period.

         The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Proposed Tax Legislation

         The Taxpayer Relief Act of 1997, enacted on August 7, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation") that would, among other things, have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee so elects), a trust is a U.S. Holder if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and
(b) one or more United States persons have the authority to control all substantial decisions of the trust. To the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date, that elect to continue to be treated as United States persons, will be treated as a U.S. Holder.

         Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security unless (i) the gain is effectively connected with the conduct of a trade or business within the United States or (ii) the holder is an individual who was present in the United States for at least 183 days during the taxable year of the sale and certain other conditions are met.

         As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

Information Reporting to Holders

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE

CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the
Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

         A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Trust and the Corporation will not receive any proceeds from any issuance of Exchange Capital Securities. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

         The validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be passed upon for the Corporation by Brown & Wood LLP, New York, New York. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, Wilmington, Delaware. Certain matters relating to United States federal income tax considerations will be passed upon by Brown & Wood LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of the Corporation and its subsidiaries incorporated by reference in the Corporation's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1996 and incorporated by reference in this Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing therein. Their report refers to changes in accounting for mortgage servicing rights in 1996, for impaired loans in 1995 and for certain investments in debt and equity securities in 1994.

         No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with this Exchange Offer and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Trust. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been any change in the affairs of the Corporation or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                         -----------------------------

                                TABLE OF CONTENTS

                                                        Page
                                                        ----

Available Information....................................  9

Incorporation of Certain Documents by Reference.........  10

Summary ................................................  11

Risk Factors ...........................................  20

Banknorth Group, Inc. ..................................  28

Banknorth Capital Trust I. .............................  29

Use of Proceeds ........................................  30

Ratios of Earnings to Combined Fixed Charges ...........  30

Accounting Treatment....................................  31

Capitalization .........................................  32

Selected Consolidated Financial Data....................  33

The Exchange Offer .....................................  34

Description of Exchange Securities .....................  45

Description of Original Securities .....................  72

Relationship Among the Exchange Capital
  Securities, the Exchange Junior
  Subordinated Debentures and the
  Exchange Guarantee ...................................  72

Certain Federal Income Tax Consequences  ...............  74

ERISA Considerations   .................................  79

Plan of Distribution ...................................  80

Validity of Exchange Securities ........................  80

Experts ..................................................80

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware authorizes the registrant to indemnify its directors and officers under specified circumstances. Article Twelfth of the certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification of its directors and officers.

         Section 145 of the General Corporation Law of Delaware also authorizes Banknorth Group, Inc. to indemnify persons who serve as directors or officers of the registrant at the request of Banknorth Group, Inc. under specified circumstances. Article Eleventh of the certificate of incorporation of Banknorth Group, Inc. provides in effect that Banknorth Group, Inc. shall provide certain indemnification to such persons.

         The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 21. Exhibits and Financial Statement Schedules.

    4.1 Indenture, dated as of May 1, 1997, between the Corporation and The First National Bank of Chicago, as Debenture Trustee.

    4.2   Form of Exchange Junior Subordinated Debenture.

    4.3   Certificate of Trust of Banknorth Capital Trust I, dated April 9,
          1997.

    4.4 Declaration of Trust of Banknorth Capital Trust I, dated as of April 9, 1997.

    4.5 Amended and Restated Declaration of Trust of Banknorth Capital Trust I, dated as of May 1, 1997.

    4.6   Form of Exchange Capital Security.

    4.7   Form of Exchange Guarantee.

    4.8 Registration Rights Agreement, dated as of May 1, 1997, among Banknorth Group, Inc., Banknorth Capital Trust I and the Initial Purchaser.

    4.9 Liquidated Damages Agreement, dated as of May 1, 1997, among the Banknorth Group, Inc., Banknorth Capital Trust I and the Initial Purchaser.

    5.1 Opinion of Brown & Wood LLP as to the legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee.

    5.2 Opinion of Richards, Layton & Finger as to the legality of the Exchange Capital Securities.

    8.1   Opinion of Brown & Wood LLP as to certain federal income tax matters.

    12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits).

    12.2 Computation of ratio of earnings to fixed charges (including interest on deposits).

    23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1 and
          Exhibit 8.1).

    23.2  Consent of Richards, Layton & Finger (included as part of Exhibit 5.2)

    23.3  Consent of KPMG Peat Marwick LLP.

    26.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Property Trustee under the Amended and Restated Declaration of Trust.

    26.2 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Guarantee Trustee under the Exchange Guarantee.

    26.3 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Debenture Trustee under the Indenture.

    99.1  Form of Letter of Transmittal.

    99.2  Form of Notice of Guaranteed Delivery.

    99.3  Form of Exchange Agent Agreement.

    99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

    99.5  Form of Letter to Clients.


Item 22. Undertakings.

         Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Vermont, on the 23rd day of September, 1997.

                                 Banknorth Group, Inc.


                                 By:
                                    --------------------------------------------
                                    Name:  William H. Chadwick
                                    Title: President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Luther F. Hackett, William H. Chadwick and R. Allen Paul, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of September, 1997.

        Signature                      Title
        ---------                      -----




--------------------------  Chairman of the Board
Luther F. Hackett



-------------------------- President, Chief Executive Officer and Director William H. Chadwick



-------------------------- Executive Vice President and Chief Financial Officer Thomas J. Pruitt



-------------------------- Treasurer and Principal Accounting Officer Neal E. Robinson



--------------------------  Director
Thomas J. Amidon



--------------------------  Director
Jacqueline D. Arthur

--------------------------  Director
Robert A. Carrara



--------------------------  Director
Susan C. Crampton



--------------------------  Director
Richard J. Fleming



--------------------------  Director
Douglas G. Hyde



--------------------------  Director
Kathleen Hoisington



--------------------------  Director
Richard M. Narkewicz, M.D.



--------------------------  Director
John B. Packard



--------------------------  Director
R. Allan Paul



--------------------------  Director
Angelo P. Pizzagalli



--------------------------  Director
Thomas P. Salmon

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Vermont, on the 23rd day of September, 1997.

                                       BANKNORTH CAPITAL TRUST I


                                       By:
                                          --------------------------------------
                                          Thomas J. Pruitt
                                          as Administrative Trustee


                                       By:
                                          --------------------------------------
                                          Neal E. Robinson
                                          as Administrative Trustee

                                  EXHIBIT INDEX

Exhibit
  No.                                      Exhibit
-------                                    -------

  4.1 Indenture, dated as of May 1, 1997, between the Corporation and The First National Bank of Chicago, as Debenture Trustee.

  4.2             Form of Exchange Junior Subordinated Debenture.

  4.3             Certificate of Trust of Banknorth Capital Trust I, dated April
                  9, 1997.

  4.4 Declaration of Trust of Banknorth Capital Trust I, dated as of April 9, 1997.

  4.5 Amended and Restated Declaration of Trust of Banknorth Capital Trust I, dated as of May 1, 1997.

  4.6             Form of Exchange Capital Security.

  4.7             Form of Exchange Guarantee Agreement.

  4.8 Registration Rights Agreement, dated May 1, 1997, among Banknorth Group, Inc., Banknorth Capital Trust I and the Initial Purchaser.

  4.9 Liquidated Damages Agreement, dated May 1, 1997, among the Banknorth Group, Inc., Banknorth Capital Trust I and the Initial Purchaser.

  5.1 Opinion of Brown & Wood LLP as to the legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee.

  5.2 Opinion of Richards, Layton & Finger as to the legality of the Exchange Capital Securities.

  8.1 Opinion of Brown & Wood LLP as to certain federal income tax matters.

 12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits).

 12.2 Computation of ratio of earnings to fixed charges (including interest on deposits).

 23.1 Consent of Brown & Wood LLP (included as part of Exhibit 5.1 and Exhibit 8.1).

 23.2             Consent of Richards, Layton & Finger (included as part of
                  Exhibit 5.2)

 23.3             Consent of KPMG Peat Marwick LLP.

 26.1 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Property Trustee under the Amended and Restated Declaration of Trust.

 26.2 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Guarantee Trustee under the Exchange Guarantee.

 26.3 Form T-1 Statement of Eligibility of The First National Bank of Chicago to act as Debenture Trustee under the Indenture.

 99.1             Form of Letter of Transmittal.

 99.2             Form of Notice of Guaranteed Delivery.

 99.3             Form of Exchange Agent Agreement.

 99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

 99.5             Form of Letter to Clients.